                                                                   Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                               INVESCO JAPAN FUND

A Joint Special Meeting ("Meeting") of Shareholders of Invesco Japan Fund (the "Target Fund") was held on Thursday, April 14, 2011. The Meeting was held for the following purpose:

                                                                                             Votes                   Broker
                                                                                Votes For   Against   Abstentions   Non-Votes
                                                                                ---------   -------   -----------   ---------
(1)  To approve an Agreement and Plan of Reorganization between the Target
     Fund and Invesco Pacific Growth Fund (the "Acquiring Fund"), a series of
     AIM Investment Funds (Invesco Investment Funds), providing for : (a) the acquisition of all of the assets and assumption of all of the liabilities of the Target Fund by the Acquiring Fund in exchange for shares of a corresponding class of the Acquiring Fund; (b) the distribution of such shares to the shareholders of the Target Fund; and (c) the liquidation
     and termination of the Target Fund......................................... 601,855     19,720      10,125         -0-

                                                                   Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                               INVESCO GLOBAL FUND

A Joint Special Meeting ("Meeting") of Shareholders of Invesco Global Fund (the "Target Fund") was held on Thursday, April 14, 2011. The Meeting was held for the following purpose:

                                                                                             Votes                   Broker
                                                                                Votes For   Against   Abstentions   Non-Votes
                                                                                ---------   -------   -----------   ---------
(1)  To approve an Agreement and Plan of Reorganization between the Target
     Fund and Invesco Global Core Equity Fund (the "Acquiring Fund"), a series of AIM Funds Group (Invesco Funds Group), providing for : (a) the acquisition of all of the assets and assumption of all of the liabilities of the Target Fund by the Acquiring Fund in exchange for shares of a corresponding class of the Acquiring Fund; (b) the distribution of such shares to the shareholders of the Target Fund; and (c) the liquidation
     and termination of the Target Fund.........................................  666,536     12,015      29,357        -0-

                                                                  Sub-Item  77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                            INVESCO LIBOR ALPHA FUND

A Joint Special Meeting ("Meeting") of Shareholders of Invesco LIBOR Alpha Fund (the "Target Fund") was held on Thursday, April 14, 2011. The Meeting was held for the following purpose:

                                                                                               Votes                   Broker
                                                                                  Votes For   Against   Abstentions   Non-Votes
                                                                                  ---------   -------   -----------   ---------
(1)  To approve an Agreement and Plan of Reorganization between the Target
     Fund and Invesco Short Term Bond Fund (the "Acquiring Fund"), a series of
     AIM Investment Securities Funds (Invesco Investment Securities Funds),
     providing for : (a) the acquisition of all of the assets and assumption of all of the liabilities of the Target Fund by the Acquiring Fund in exchange for shares of a corresponding class of the Acquiring Fund; (b) the distribution of such shares to the shareholders of the Target Fund;
     and (c) the liquidation and termination of the Target Fund.................. 1,886,213    61,406       63,748       -0-